Exhibit 99.1
Lease Contract
2012, April
Guanyun County, Lianyungang City, China

Lease Contract

This agreement is signed by and between the following two parties on (2012/04/13) in Guanyun County, Lianyungang City:

Party A: Lianyungang Hebang Renewable Resources Co., Ltd (hereinafter referred to as “Hebang Company”)

An enterprise organized and existing under laws of the People’s Republic of China, valid business license registration number: (320723000034996), legal registration address: (Guanyun County, Lianyungang City, Jiangsu Province)

Party B: Armco (Lianyungang) Renewable Metals, Inc. (hereinafter referred to as “Armco Company”).

A foreign-owned enterprise registered in the People’s Republic of China, valid business license registration number: (320700400007412), legal registration address: (South-East Side of Shaoxianghe River, Banqiao Office, Lianyun District, Lianyungang City)

Whereas,

1. Party A plans to rent such permanent assets and facility as Company’s plants and equipments to Party B for operation and management. (Equipment List please see Appendix I)

2. Party B agrees to accept Party A’s entrustment to rent and operate the Operation Company.

Therefore, in accordance with relevant laws and regulations of the People’s Republic of China, the two parties, based on the principle of equity and mutual benefit and through friendly consultation, agree to sign and execute this agreement.

Article 1 Property Lease

1.1 Party A agrees to rent such permanent assets and facility as plants and equipments to Party B (See Appendix I) according to the provisions and conditions of this agreement. Party B agrees to rent Party A’s plants, equipments and other permanent assets and facility according to the provisions and conditions of this agreement.

1.2 Term of Lease (“lease period”): From 25th, June, 2012 to 24th, June, 2014.

1.3 During the lease period, as the operator of Party A’s plants and equipments, Party B runs comprehensive and exclusive management of the Operation Company, in specific ways including but not limited to the followings:

(1) Party B shall run exclusive management and control of the capital flows and assets produced by the permanent assets and facility rented. The remittance of the Operation Company’s capital shall be Party B’s responsibility and completely decided by Party B. The seal on the company’s account shall be from the person designated and confirmed by Party B.

1.4 During the lease period, as the lessee, Party B has all the rights to run comprehensive and exclusive management and use of the Operation Company’s permanent assets, in specific ways including but not limited to the followings:

(1) The permanent assets Party B rent and under Party B’s exclusive management and use refer to all the permanent assets belonging to the Operation Company till the signing date of the contract, including but limited to land, plants, machinery equipments, processing equipments, transportation vehicles, office equipments and so on. For specifics see the appendices;

(2) During the lease period, Party B shall be responsible for the damage and maintenance of the permanent assets;

(3) During the lease period, where Party B purchases permanent assets to enlarge productivity, the expense for permanent assets purchase can offset the lease fee upon Party B’s application and Party A’s authorization;

1.5 Party A agrees Party B to pay RMB 1,000,000 cash plus 1,000,000 shares of Party B’s parent company, China Armco Metals, Inc.’s stock traded at U.S. NYSE-AMEX as the total leasing fee for the two-year period. The stock is restrictive stock. When the annual production exceeds 50,000 tons, Party B shall pay the leasing fee 20 RMB for every ton of scrap processed.

1.6 The first payment of the 1,000,000 shares shall be issued before April, 15th, 2012. The lease payment of the second year shall be paid using RMB 1,000,000; the paid method shall be discussed later. The exceeding part shall be paid annually by cash.

1.7 Party B shall take all the risks of renting and operating the Operation Company and any possible deficit of the Operation Company.

1.8 The priority right to rent/purchase: Party A shall inform Party B the ideas or situations of the follow-up operation in written notice on month prior to the expiration date of the lease. If Party A has intension to continue the lease or choose to sell the Operation Company, Party B shall have the priority right to rent/purchase the Operation Company. The specific provisions of the contract shall be made based on the principle of fairness and through consultation between the two parties, with the purchasing price evaluated by a professional institution as third party.

Article 2 Rights and Obligations of the Two Parties

2.1 During the lease period, Party A’s rights and obligations are as follows:

(1) Party A shall leave the Operation Company taken over by Party B on the date when this agreement comes into effect and have all the Operation Company’s business documents, business license, seals and so on kept by designated person and used regularly by Party B; anyway, Party B shall not operate under Party A’s name. Shareholders of Party A can only run important business under the Operation Company’s name upon the consent from Party B;

(2) Party A cannot make any decisions on the operation of the permanent assets Party B rent without the prior written approval from Party B;

(3) Party A shall assist Party B’s operational activities according to Party B’s requirements;

(4) Party A shall not interfere with Party B’s operational activities by making use of shareholders’ power in whatever forms;

(5) Party A shall not entrust or empower a third party except for Party B to perform the shareholders’ rights Party A has of the Operation Company without the prior written approval from Party B;

(6) Party A cannot entrust, in whatever forms, a third party except for Party B to sell or pledge the property Party B rent without the prior written approval from Party B;

(7) Party A shall not unilaterally terminate this agreement in advance with any reasons;

(8) Other rights and obligations Party A shall have stipulated by this agreement.

2.2 During the lease period, Party B’s rights and obligations are as follows:

(1) Party B shall have independent, comprehensive and exclusive rights on the operation and management of the rent permanent assets;

(2) Party B shall have comprehensive and exclusive depositional rights on the operational current assets during the lease period;

(3) Party B shall take all the income, profits produced by the rent equipments as well as deficits during the lease period;

(4) Party B shall appoint finance officers and other managing personnel and executing personnel in the Operation Company;

(5) Other rights and obligations Party B shall have stipulated by this agreement.

Article 3 Statements and Guarantees

The two parties hereby make statements and guarantees to the other party respectively on this signing date that they:

(1) have all the rights to conclude this agreement and be able to execute it;

(2) have gone through necessary inner decision-making procedures and been approved in order to make and execute this agreement;

(3) have empowered their representatives with rights to sign this agreement;

(4) have no own reasons obstructing this agreement from coming into effect on the effecting date and being binding on their own party;

(5) sign this agreement and perform the obligations under this agreement:

(a) not violating any provisions of their own business license, articles of association or other documents of this kind;
(b) not violating Chinese laws, regulations or government authorizations or approvals;
(c) not violating any other contracts or agreements made as one of the concerning parties(or as one binding party) nor breaching the contracts or agreements in question.

Article 4 Effect

This agreement shall come into force upon the signatures of all the persons from Party A, signatures and seals of the empowered representatives from Party A and Party B.

Article 5 Breach

After this agreement comes into force, either party’s activity that violates this agreement shall be deemed as breach and the party in question must make over the loss of the other party observing this agreement.

Article 6 Force Majeur

Either party, due to factors of force majeur, cannot perform or partly perform the obligations of this agreement shall not be deemed as breach, yet it shall provide with the other party valid evidence of force majeur and consult with the the other party for resolving plans.

Article 7 Governing Laws

The laws and regulations of the People’s Republic of China shall be applied in the concluding, coming into force, interpretation, execution and dispute solving of this agreement.

Article 8 Disputes

Any dispute under this agreement shall be resolved first by the two parties through friendly consultations.  In case no settlement can be reached, either party has the right to submit the case to China International Economic and Trade Arbitration Commission in Beijing and the arbitration site should be in Beijing. The arbitration award shall be final and binding on both parties.

Article 9 Non-Disclosure

9.1 The two parties agree to and urge their relevant informed stuff to take strict non-disclosure responsibility on all provisions of this agreement and all items of this leasing operation. Either party shall not reveal the above-mentioned information to any third party unless explicitly stipulated by law, required by judicial organs or relevant departments of government or agreed by the other party, or the party in question shall take the corresponding legal liabilities;

9.2 The non-disclosure obligation of the two parties shall not be removed because of the expiration of this agreement.

Article 10 Divisibility of the Provisions

10.1 Where any provision is invalid or unable to be executed due to laws or regulations, the provision in question shall be invalid while the other provisions remain valid and binding on the both parties;

10.2 Under the situation of the previous item, the two parties shall replace the invalid provision with complementary provisions as soon as possible through friendly consultations.

Article 11 No Waiver

11.1 The failure or delay of either party on performing a right stipulated by this agreement should not be deemed as the waiver of that right from the party in question;

11.2 The failure of either party on asking the other party to perform an obligation stipulated by this agreement should not be deemed as the waiver of right of asking the other party to perform the obligation in question;

11.3 Where either party violates any provision of this agreement and the other party exempts its liability, it should be deemed as the liability exemption for violation of the provision in question or other provisions.

Article 12 Prohibition of Transfer

Unless otherwise provided by this agreement, either party shall not transfer, entrust any rights or obligations under this agreement to a third party or provide guarantee to a third party or carry out other activities of this kind without prior written consent from the other party.

Article 13 Supplementary Provisions

13.1 The taxes and fees generated in the signing and execution of this agreement and in the process of this lease management should be borne respectively on the two parties in accordance with provisions of laws and regulations;

13.2 Any complementary agreement concerning this operation lease signed by and between the two parties after this agreement coming into force shall be deemed as valid components of and have same legal effect with this agreement. Where the complementary agreement is inconsistent with this agreement the complementary agreement shall prevail. Where there are multiple complementary agreements, the latest- signed complementary agreement shall prevail.

13.3 The written languages used in the original copy of this agreement are Chinese and English. The Chinese copy and the English copy have equally legal effect. The number of original Chinese and English copies is [] for each.

13.4 The two parties hereby certify that they have signed this agreement on the date stated on the first page.

(No Text Below)

(Signing Page)
Party A: Lianyungang Hebang Renewable Resources Co., Ltd
Company Seal: /s/Lianyungang Hebang Renewable Resources Co., Ltd
Authorized Representative: Yong Han
Signature: /s/Yong Han

Party B: Armco (Lianyungang) Renewable Metals, Inc.
Company Seal: /s/Armco (Lianyungang) Renewable Metals, Inc.
Authorized Representative: Kexuan Yao
Signature: /s/Kexuan Yao

Appendix: Permanent Assets List:

Assets	Amount	Location	Current Situation
Land	53Mu	Plant	In Use
Office Building	2	Plant	In Use
Steel Construction Warehouse	1	Plant	In Use
Welder	1	Plant	In Use
Electric Door	1	Plant	In Use
Van		Plant	In Use
Crusher Production Line	1	Plant	In Use
Semi-Trailer	3	Plant	In Use
Packer	1	Plant	In Use
Iron-Cutter	2	Plant	In Use
Gree Air-Conditioner	3	Office	In Use
Gree Air-Conditioner	6	Office	In Use
Air-Conditioner	2	Office	In Use
Baixue Air-Conditioner	2	Office	In Use
Midea Air-Conditioner	1	Office	In Use
Haier Freezer	1	Office	In Use
Vacuum Circuit Breaker	1	Plant	In Use
Power Cabinet	3	Plant	In Use
Loader	1	Plant	In Use
Forklift	1	Plant	In Use
Jiefang Truck	1	Plant	In Use
Laptop	3	Plant	In Use
Transformer	1	Plant	In Use
Load meter	1	Plant	In Use
Distribution Cabinet	1	Plant	In Use
Van	1	Plant	In Use
Semi-Trailer	2	Plant	In Use